Exhibit 99.1

Prestige Brands Holdings, Inc. Reports First Quarter Fiscal 2015 Revenues of $145.7 Million Up 2.2%: Outlook Reaffirmed for Fiscal Year 2015

Tarrytown, NY-(Business Wire)-August 7, 2014-Prestige Brands Holdings, Inc. (NYSE-PBH) today announced results for the first quarter of fiscal year 2015, which ended June 30, 2014, and reconfirmed the outlook for the fiscal year previously provided for revenues, adjusted earnings per share and free cash flow.

Revenues for the first quarter of fiscal 2015 were $145.7 million, an increase of 2.2% over the prior year comparable quarter’s revenues of $142.5 million. Reported net income for the first quarter of fiscal 2015 was $16.7 million, or $0.32 per diluted share, which was 19.1% lower than the prior year comparable quarter’s results of $20.7 million, or $0.40 per diluted share. Net income for the first quarter of fiscal 2015 would have been $21.5, million or $0.41 per diluted share, excluding adjustments of $4.8 million related to the acquisitions of Care Pharmaceuticals and the Hydralyte brand. Net income for the first quarter of fiscal 2014 would have been $21.1 million, excluding $0.4 million of adjustments related to the acquisition of Care Pharmaceuticals, with no effect on diluted earnings per share.

Revenues for the combined North American and International Over-The-Counter Healthcare (OTC) segments were $124.2 million for the first quarter of fiscal 2015, which was 1.3% higher than the prior year comparable quarter's revenues of $122.5 million. Revenues for the Household Cleaning segment, which represent approximately 14.8% of overall Company revenues and 7.5% of contribution margin, were $21.5 million for the first quarter of fiscal 2015, an increase of 7.7% over the prior year comparable quarter's revenues of $20.0 million.

Commentary & Outlook
“We are very pleased with our financial performance, highlighted by first quarter net revenue growth of 2.2% in a challenging retail environment,” said Matthew M. Mannelly, President and CEO. “Strengthening consumption trends in the first quarter have positioned the Company well to meet our financial goals for the full fiscal year. The acquisition of Hydralyte closed on April 30th, and our team is now integrating that brand into Care Pharmaceuticals' growing portfolio.”

“The acquisition of Insight Pharmaceuticals announced in April is proceeding as planned with an anticipated closing by the end of the second fiscal quarter, pending regulatory approval,” he said. “This strategic acquisition will be the largest in our history, and we believe it will add meaningfully to long-term value creation for our shareholders. The acquisition of Insight will add a compelling platform of scale in the feminine care category to the Prestige portfolio, led by Monistat, a $100 million brand with the leading market position.”

Mr. Mannelly continued, “With one quarter of results under our belt, we believe the Company is on track to meet the outlook previously provided. For the full fiscal year, we are reconfirming our revenue growth projection to be in the range of 15% to 18%. In addition, we expect fiscal 2015 adjusted earnings per share in the range of $1.75 to $1.85. Our industry-leading free cash flow is expected to be very strong for the fiscal year, totaling approximately $150 million, which will enable the Company to rapidly de-lever and to provide flexibility in brand building,” he said.

Free Cash Flow & Debt
The Company's record free cash flow for the quarter ended June 30, 2014 was $29.2 million, an increase of $7.8 million over the prior year comparable quarter's free cash flow of $21.4 million. On a per share basis, free cash flow for the quarter ended June 30, 2014 was $0.56 per diluted share compared to $0.41 per diluted share for the quarter ended June 30, 2013.

The Company's net debt at June 30, 2014 was approximately $956.8 million, an increase of $47.7 million compared to March 31, 2014, primarily as a result of the net borrowing associated with the acquisition of the Hydralyte brand, which was completed on April 30, 2014. At June 30, 2014, the Company's covenant-defined leverage ratio was approximately 4.6.

The Company also announced that it will initiate financing on August 7, 2014 in connection with its anticipated acquisition of Insight Pharmaceuticals. The transaction is expected to close by the end of the second quarter, pending regulatory approval. As part of the process of obtaining the necessary regulatory approval and in connection with the closing of the acquisition of Insight Pharmaceuticals, the Company expects to divest a small gastrointestinal brand owned by Insight.

Q1 Conference Call & Accompanying Slide Presentation
The Company will host a conference call to review its first quarter results on August 7, 2014 at 8:30 am EDT. The toll-free dial-in numbers are 866-383-8009 within North America and 617-597-5342 outside of North America. The conference pass code is "prestige". The Company will provide a live Internet webcast, a slide presentation to accompany the call, as well as an archived replay, all of which can be accessed from the Investor Relations page of the Company's website at http://prestigebrands.com. The slide presentation can be accessed just before the call from the Investor Relations page of the website by clicking on Webcasts and Presentations. Telephonic replays will be available for two weeks following the completion of the call and can be accessed at 888-286-8010 within North America and at 617-801-6888 from outside North America. The pass code is 77378443.

Non-GAAP Financial Information
In addition to financial results reported in accordance with generally accepted accounting principles (GAAP), we have provided certain non-GAAP financial information in this release to aid investors in understanding the Company's performance. Each non-GAAP financial measure is defined and reconciled to its most closely related GAAP financial measure in the “About Non-GAAP Financial Measures” section at the end of this earnings release.

About Prestige Brands Holdings, Inc.
The Company markets and distributes brand name over-the-counter and household cleaning products throughout the U.S., Canada, Australia and in certain other international markets. Core brands include Chloraseptic® sore throat treatments, Clear Eyes® eye care products, Compound W® wart treatments, The Doctor's® NightGuard® dental protector, the Little Remedies® and PediaCare® lines of pediatric over-the-counter products, Efferdent® denture care products, Luden's® throat drops, Dramamine® motion sickness treatment, BC® and Goody's® pain relievers, Beano® gas prevention, Debrox® earwax remover, and Gaviscon® antacid in Canada. Visit the Company's website at www.prestigebrands.com.

Note Regarding Forward-Looking Statements
This news release contains "forward-looking statements" within the meaning of the federal securities laws that are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" generally can be identified by the use of forward-looking terminology such as "outlook," "goals," "projection," "may," "will," "would," "expect," or "believe”, (or the negative or other derivatives of each of these terms) or similar terminology. The "forward-looking statements" include, without limitation, statements regarding the integration of the Hydralyte brand into Care Pharmaceuticals and the growth of the Care portfolio, the expected closing of the acquisition of Insight Pharmaceuticals, including the related financing and the anticipated results from the acquisition, as well as the expected divestiture of a small brand, the Company's expectations regarding future operating results including our revenues, adjusted earnings per share, free cash flow and gross margins, the success of our marketing initiatives, and our expectations of rapid de-levering and flexibility in brand building. These statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those expected as a result of a variety of factors, including the impact of our advertising and promotional initiatives, general economic and business conditions, competition in our industry, the difficulty of the regulatory approval process or failure to satisfy other closing conditions in connection with the acquisition of Insight Pharmaceuticals and the success of our new product introductions and integration of newly acquired products. A discussion of other factors that could cause results to vary is included in the Company's Annual Report on Form 10-K for the year ended March 31, 2014 and other periodic reports filed with the Securities and Exchange Commission.
Contact: Dean Siegal
914-524-6819

Prestige Brands Holdings, Inc.
Consolidated Statements of Income and Comprehensive Income
(Unaudited)

	Three Months Ended June 30,
(In thousands, except per share data)	2014	2013
Revenues
Net sales	$144,541	$141,642
Other revenues	1,161	870
Total revenues	145,702	142,512

Cost of Sales
Cost of sales (exclusive of depreciation shown below)	63,836	59,488
Gross profit	81,866	83,024

Operating Expenses
Advertising and promotion	19,096	18,681
General and administrative	17,006	11,634
Depreciation and amortization	2,961	3,268
Total operating expenses	39,063	33,583
Operating income	42,803	49,441

Other (income) expense
Interest income	(32)	(3)
Interest expense	14,685	15,908
Total other expense	14,653	15,905
Income before income taxes	28,150	33,536
Provision for income taxes	11,418	12,844
Net income	$16,732	$20,692

Earnings per share:
Basic	$0.32	$0.40
Diluted	$0.32	$0.40

Weighted average shares outstanding:
Basic	51,956	51,222
Diluted	52,533	52,040

Comprehensive income, net of tax:
Currency translation adjustments	$2,726	$1
Total other comprehensive income	2,726	1
Comprehensive income	$19,458	$20,693

Prestige Brands Holdings, Inc.
Consolidated Balance Sheets
(Unaudited)

(In thousands) Assets	June 30, 2014	March 31, 2014
Current assets
Cash and cash equivalents	$15,675	$28,331
Accounts receivable, net	58,238	65,050
Inventories	66,171	65,586
Deferred income tax assets	6,118	6,544
Prepaid expenses and other current assets	13,895	11,674
Total current assets	160,097	177,185

Property and equipment, net	10,673	9,597
Goodwill	192,632	190,911
Intangible assets, net	1,468,172	1,394,817
Other long-term assets	22,376	23,153
Total Assets	$1,853,950	$1,795,663

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$45,279	$48,286
Accrued interest payable	9,449	9,626
Other accrued liabilities	23,591	26,446
Total current liabilities	78,319	84,358

Long-term debt
Principal amount	972,500	937,500
Less unamortized discount	(2,942)	(3,086)
Long-term debt, net of unamortized discount	969,558	934,414

Deferred income tax liabilities	219,908	213,204
Other long-term liabilities	358	327
Total Liabilities	1,268,143	1,232,303

Stockholders' Equity
Preferred stock - $0.01 par value
Authorized - 5,000 shares
Issued and outstanding - None	—	—
Common stock - $0.01 par value
Authorized - 250,000 shares
Issued - 52,209 shares at June 30, 2014 and 52,021 shares at March 31, 2014	522	520
Additional paid-in capital	418,488	414,387
Treasury stock, at cost - 240 shares at June 30, 2014 and 206 shares at March 31, 2014	(2,545)	(1,431)
Accumulated other comprehensive loss, net of tax	3,465	739
Retained earnings	165,877	149,145
Total Stockholders' Equity	585,807	563,360
Total Liabilities and Stockholders' Equity	$1,853,950	$1,795,663

Prestige Brands Holdings, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended June 30,
(In thousands)	2014	2013
Operating Activities
Net income	$16,732	$20,692
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,961	3,268
Deferred income taxes	7,140	6,797
Amortization of deferred financing costs	851	892
Stock-based compensation costs	1,858	1,193
Amortization of debt discount	144	345
(Gain) on sale or disposal of equipment	—	(2)
Changes in operating assets and liabilities, net of effects of acquisitions
Accounts receivable	6,956	11,070
Inventories	1,540	(6,716)
Prepaid expenses and other current assets	(2,203)	187
Accounts payable	(3,096)	(9,147)
Accrued liabilities	(3,212)	(5,781)
Net cash provided by operating activities	29,671	22,798

Investing Activities
Purchases of property and equipment	(496)	(1,364)
Proceeds from sale of property and equipment	—	2
Acquisition of the Hydralyte brand	(77,991)	—
Net cash used in investing activities	(78,487)	(1,362)

Financing Activities
Repayments under revolving credit agreement	(30,000)	(18,000)
Borrowings under revolving credit agreement	65,000	—
Payment of deferred financing costs	(74)	(280)
Proceeds from exercise of stock options	1,294	309
Proceeds from restricted stock exercises	57	—
Excess tax benefits from share-based awards	950	452
Fair value of shares surrendered as payment of tax withholding	(1,171)	(278)
Net cash provided by (used in) financing activities	36,056	(17,797)

Effects of exchange rate changes on cash and cash equivalents	104	(3)
(Decrease) increase in cash and cash equivalents	(12,656)	3,636
Cash and cash equivalents - beginning of period	28,331	15,670
Cash and cash equivalents - end of period	$15,675	$19,306

Interest paid	$13,867	$14,826
Income taxes paid	$707	$657

Prestige Brands Holdings, Inc.
Consolidated Statements of Income
Business Segments
(Unaudited)

	Three Months Ended June 30, 2014
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Household Cleaning	Consolidated
Gross segment revenues	$110,973	$13,692	$20,593	$145,258
Elimination of intersegment revenues	(717)	—	—	(717)
Third-party segment revenues	110,256	13,692	20,593	144,541
Other revenues	177	35	949	1,161
Total revenues	110,433	13,727	21,542	145,702
Cost of sales	42,340	5,078	16,418	63,836
Gross profit	68,093	8,649	5,124	81,866
Advertising and promotion	16,353	2,339	404	19,096
Contribution margin	$51,740	$6,310	$4,720	62,770
Other operating expenses				19,967
Operating income				42,803
Other expense				14,653
Income before income taxes				28,150
Provision for income taxes				11,418
Net income				$16,732

	Three Months Ended June 30, 2013
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Household Cleaning	Consolidated
Gross segment revenues	$118,936	$3,414	$19,292	$141,642
Elimination of intersegment revenues	—	—	—	—
Third-party segment revenues	118,936	3,414	19,292	141,642
Other revenues	150	7	713	870
Total revenues	119,086	3,421	20,005	142,512
Cost of sales	43,546	1,465	14,477	59,488
Gross profit	75,540	1,956	5,528	83,024
Advertising and promotion	17,551	263	867	18,681
Contribution margin	$57,989	$1,693	$4,661	64,343
Other operating expenses				14,902
Operating income				49,441
Other expense				15,905
Income before income taxes				33,536
Provision for income taxes				12,844
Net income				$20,692

About Non-GAAP Financial Measures
We define Non-GAAP Total Revenues excluding acquisitions and divestitures as Total Revenues excluding revenues associated with products acquired or divested in the periods presented. We define Non-GAAP EBITDA as earnings before interest expense (income), income taxes, depreciation and amortization and Non-GAAP Adjusted EBITDA as earnings before interest expense (income), income taxes, depreciation and amortization, certain other legal and professional fees, and other acquisition-related costs. We define Non-GAAP Adjusted Gross Margin as Gross Profit before inventory step up charges and certain other acquisition and integration-related costs.We define Non-GAAP Adjusted Operating Income as Operating Income minus certain other legal and professional fees, acquisition and other integration costs. We define Non-GAAP Adjusted Net Income as Net Income before inventory step-up charges, certain other legal and professional fees, other acquisition and integration-related costs, the applicable tax impacts associated with these items and the tax impacts of state tax rate adjustments and other non-deductible items. Non-GAAP Adjusted EPS is calculated based on Non-GAAP Adjusted Net Income, divided by the weighted average number of common and potential common shares outstanding during the period. We define Non-GAAP Free Cash Flow as Net Cash provided by operating activities less cash paid for capital expenditures. Non-GAAP Free Cash Flow per Share is calculated based on Non-GAAP Free Cash Flow, divided by the weighted average number of common and potential common shares outstanding during the period. We define Non-GAAP Contribution Margin as Gross Profit less advertising and promotional expenses. Non-GAAP Total Revenues excluding acquisitions and divestitures, Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Contribution Margin, Non-GAAP Adjusted Operating Income, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Free Cash Flow and Non-GAAP Free Cash Flow per Share may not be comparable to similarly titled measures reported by other companies.
We are presenting Non-GAAP Total Revenues excluding acquisitions and divestitures, Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Gross Margin, Non-GAAP Contribution Margin, Non-GAAP Adjusted Operating Income, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Free Cash Flow and Non-GAAP Free Cash Flow per Share because they provide additional ways to view our operations, when considered with both our GAAP results and the reconciliation to net income and net cash provided by operating activities, respectively, which we believe provide a more complete understanding of our business than could be obtained absent this disclosure. Each of Non-GAAP Total Revenues excluding acquisitions and divestitures, Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Gross Margin, Non-GAAP Contribution Margin, Non-GAAP Adjusted Operating Income, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Free Cash Flow and Non-GAAP Free Cash Flow per Share is presented solely as a supplemental disclosure because (i) we believe it is a useful tool for investors to assess the operating performance of the business without the effect of these items; (ii) we believe that investors will find this data useful in assessing shareholder value; and (iii) we use Non-GAAP Total Revenues excluding acquisitions and divestitures, Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Gross Margin, Non-GAAP Contribution Margin, Non-GAAP Adjusted Operating Income, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Free Cash Flow and Non-GAAP Free Cash Flow per Share internally to evaluate the performance of our personnel and also as a benchmark to evaluate our operating performance or compare our performance to that of our competitors. The use of Non-GAAP Total Revenues excluding acquisitions and divestitures, Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Gross Margin, Non-GAAP Contribution Margin, Non-GAAP Adjusted Operating Income, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Free Cash Flow and Non-GAAP Free Cash Flow per Share has limitations, and you should not consider these measures in isolation from or as an alternative to GAAP measures such as Operating income, Net income, and Net cash flow provided by operating activities, or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity.

The following tables set forth the reconciliation of Non-GAAP Total Revenues excluding acquisitions and divestitures, Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Operating Income, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Free Cash Flow and Non-GAAP Free Cash Flow per Share, all of which are non-GAAP financial measures, to GAAP Gross Profit, GAAP Operating Income, GAAP Net Income, GAAP Diluted EPS and GAAP Net cash provided by operating activities, our most directly comparable financial measures presented in accordance with GAAP. Non-GAAP Contribution Margin is reconciled in the Business Segments table immediately preceding this "About Non-GAAP Financial Measures" section,

Reconciliation of GAAP Total Revenues to Non-GAAP Total Revenues excluding acquisitions and divestitures:

	Three Months Ended June 30,
	2014	2013
(In thousands)
GAAP Total Revenues	$145,702	$142,512
Adjustments: (1)
Care Pharma and Hydralyte revenues	(7,280)	—
Total adjustments	(7,280)	—
Non-GAAP Total Revenues excluding acquisitions and divestitures	$138,422	$142,512
(1) Revenue adjustments relate to our International OTC Healthcare segment

Reconciliation of GAAP Gross Profit to Non-GAAP Adjusted Gross Margin and related Adjusted Gross Margin percentage:

	Three Months Ended June 30,
	2014	2013
(In thousands)
GAAP Total Revenues	$145,702	$142,512

GAAP Gross Profit	$81,866	$83,024
Adjustments:
Inventory step-up charge associated with acquisitions (1)	130	—
Total adjustments	130	—
Non-GAAP Adjusted Gross Margin	$81,996	$83,024
Non-GAAP Adjusted Gross Margin %	56.3%	58.3%
(1) Inventory step-up charge relates to our International OTC Healthcare segment

Reconciliation of GAAP Operating Income to Non-GAAP Adjusted Operating Income:

	Three Months Ended June 30,
	2014	2013
(In thousands)
GAAP Operating Income	$42,803	$49,441
Adjustments:
Inventory step-up charge associated with acquisitions (1)	130	—
Legal and professional fees associated with acquisitions (2)	1,799	583
Stamp/Duty Tax on Australian acquisition (2)	2,940	—
Integration, transition and other costs associated with acquisitions (2)	411	—
Total adjustments	5,280	583
Non-GAAP Adjusted Operating Income	$48,083	$50,024
(1) Adjustments relate to our International OTC Healthcare segment
(2) Adjustments relate to G&A expenses

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA:

	Three Months Ended June 30,
	2014	2013
(In thousands)
GAAP Net Income	$16,732	$20,692
Interest expense, net	14,653	15,905
Provision for income taxes	11,418	12,844
Depreciation and amortization	2,961	3,268
Non-GAAP EBITDA:	45,764	52,709
Adjustments:
Inventory step-up charge associated with acquisitions (1)	130	—
Legal and professional fees associated with acquisitions (2)	1,799	583
Stamp/Duty Tax on Australian acquisition (2)	2,940	—
Integration, transition and other costs associated with acquisitions (2)	411	—
Total adjustments	5,280	583
Non-GAAP Adjusted EBITDA	$51,044	$53,292
(1) Adjustments relate to our International OTC Healthcare segment
(2) Adjustments relate to G&A expenses

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income and related Adjusted Earnings Per Share:

	Three Months Ended June 30,
	2014	2014 Adjusted EPS	2013	2013 Adjusted EPS
(In thousands)
GAAP Net Income	$16,732	$0.32	$20,692	$0.40
Adjustments:
Inventory step-up charge associated with acquisitions (1)	130	—	—	—
Legal and professional fees associated with acquisitions (2)	1,799	0.03	583	—
Stamp/Duty Tax on Australian acquisition (2)	2,940	0.06	—	—
Integration, transition and other costs associated with acquisitions (2)	411	0.01	—	—
Tax impact of adjustments	(528)	(0.01)	—	—
Impact of state tax adjustments	—	—	(223)	—
Total adjustments	4,752	0.09	360	—
Non-GAAP Adjusted Net Income and Adjusted EPS	$21,484	$0.41	$21,052	$0.40
(1) Adjustments relate to our International OTC Healthcare segment
(2) Adjustments relate to G&A expenses

Reconciliation of GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow:

	Three Months Ended June 30,
	2014	2013
(In thousands)
GAAP Net cash provided by operating activities	$29,671	$22,798
Additions to property and equipment for cash	(496)	(1,364)
Non-GAAP Free Cash Flow	$29,175	$21,434

Non-GAAP Free Cash Flow per Share	$0.56	$0.41

Reconciliation of GAAP Net Income and EPS to Non-GAAP Free Cash Flow and Non-GAAP Free Cash Flow per Share:

	Three Months Ended June 30,
	2014	2014 Free Cash Flow per Share	2013	2013 Free Cash Flow per Share
(In thousands)
GAAP Net Income	$16,732	$0.32	$20,692	$0.40
Adjustments:
Adjustments to reconcile net income to net cash provided by operating activities as shown in the Statement of Cash Flows	12,954	0.25	12,493	0.24
Changes in operating assets and liabilities, net of effects from acquisitions as shown in the Statement of Cash Flows	(15)	—	(10,387)	(0.20)
Total adjustments	12,939	0.25	2,106	0.04
GAAP Net cash provided by operating activities	29,671	0.57	22,798	0.44
Purchases of property and equipment	(496)	(0.01)	(1,364)	(0.03)
Non-GAAP Free Cash Flow	$29,175	$0.56	$21,434	$0.41

Guidance for Fiscal Year 2015:

Reconciliation of Projected GAAP EPS to Projected Non-GAAP Adjusted EPS:

	2015 Projected EPS(a)
	Low	High
Projected FY'15 GAAP EPS	$1.45	$1.55
Adjustments:
Integration, transition and other costs associated with acquisitions	0.30	0.30
Total Adjustments	0.30	0.30
Projected FY'15 Non-GAAP Adjusted EPS	$1.75	$1.85
(a) Assumes anticipated closing of the Insight Pharmaceuticals transaction at the end of the first half of fiscal year 2015.

Reconciliation of Projected GAAP Net cash provided by operating activities to Projected Non-GAAP Free Cash Flow:

2015 Projected Free Cash Flow
(In millions)
Projected FY'15 GAAP Net cash provided by operating activities	$136
Projected integration, transition and other costs associated with acquisitions	20
Additions to property and equipment for cash	(6)
Projected FY'15 Non-GAAP Free Cash Flow	$150